Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Corey E. Thomas, Chief Executive Officer of Rapid7, Inc., do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, the Annual Report on Form 10-K of Rapid7, Inc. for the year ended December 31, 2015 (the “Report”):

(1)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Rapid7, Inc. for the period presented herein.

Date: March 10, 2016	By:	/s/ Corey E. Thomas
Name: Corey E. Thomas
Title: President, Chief Executive Officer and Director